Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS




         We hereby consent to the incorporation by reference in Form 10-KSB of CN Bancorp, Inc. of our Report of Independent Auditors dated January 30, 2003, relating to the consolidated statements of financial condition of CN Bancorp, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002, which report appears in the CN Bancorp, Inc. annual report on Form 10-KSB for the year ended December 31, 2002.



                                                 /s/Anderson Associates, LLP



March 18, 2003
Baltimore, Maryland